UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 16, 2010

DIRECTV
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-34554	26-4772533
(Commission File Number)	(IRS Employer Identification No.)

2230 East Imperial Highway El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 964-5000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.                      Other Events.

As previously reported, including in Note 19 of the Notes to the Consolidated Financial Statements in Part II, Item 8 of our Annual Report filed on Form 10-K with the Securities and Exchange Commission (SEC) on February 26, 2010, and in a Current Report on Form 8-K filed with the SEC on June 7, 2010, Globo Comunicação e Participações S.A., or Globo, provided notice to DIRECTV that it would exercise its right to exchange 178,830,000 shares representing approximately 18.9% of the ownership interests in Sky Brasil. That exchange was completed on December 16, 2010, by the payment to Globo of $604.8 million in cash.  As a result of the transaction, DIRECTV ownership of Sky Brasil is approximately 93 percent.Sky Brasilwill continue to be a consolidated subsidiary of DIRECTV.

A copy of the press release announcing the completion of the transaction is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01                      Financial Statements and Exhibits

99.1	Press Release dated December 16, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTV
(Registrant)

Date:	December 16, 2010	By:	/s/ Larry D. Hunter
		Name:	Larry D. Hunter
		Title:	Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated December 16, 2010